EXECUTION VERSION
AMENDMENT NO. 1
Dated as of March 28, 2013
to the
REVOLVING CREDIT AGREEMENT
Dated as of October 21, 2011
Among
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
THE BANKS PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Initial Issuing Bank,
THE ROYAL BANK OF SCOTLAND PLC,
as Syndication Agent
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
KEYBANK NATIONAL ASSOCIATION
and
THE ROYAL BANK OF CANADA,
as Co-Documentation Agents

AMENDMENT NO. 1
AMENDMENT NO. 1 dated as of March 28, 2013 (this “Amendment”) to the Revolving Credit Agreement dated as of October 21, 2011 among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, the BANKS party thereto from time to time, JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Initial Issuing Bank, THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. KEYBANK NATIONAL ASSOCIATION and THE ROYAL BANK OF CANADA., as Co-Documentation Agents (the “Existing Credit Agreement” and, as amended by this Amendment, the “Extended Credit Agreement”).
W I T N E S S E T H :
WHEREAS, the Borrower has requested that the Banks party to the Existing Credit Agreement, immediately prior to the effectiveness of this Amendment, (each such Bank, an “Existing Bank”) enter into this Amendment pursuant to which (i) the Existing Banks agree to (x) extend the termination date of their revolving credit commitments to October 21, 2017 (the “Extended Commitment Termination Date”) and, (y) a reduction in the pricing specified in the Pricing Schedule attached thereto with respect to such extended revolving credit commitments, (ii) the Existing Banks and/or new lenders will agree to provide additional revolving credit commitments having as a termination date the Extended Commitment Termination Date and subject to such reduced pricing (the “Extended Commitment Increase”) and (iii) certain other provisions of the Existing Credit Agreement will be amended;
WHEREAS, each financial institution identified on Schedule 1 hereto as an “Extending Bank” (each, an “Extending Bank”) has agreed, on the terms and conditions set forth herein, to provide revolving credit commitments terminating on the Extended Commitment Termination Date and subject to such reduced pricing in the amounts set forth on Schedule 1 hereto opposite such Extending Bank’s name under the heading “Extended Commitments”; and
WHEREAS, on the Amendment Effective Date (as defined below), the existing Commitment of each Extending Bank will be converted into an Extended Commitment (and, if applicable, the amount thereof increased); and
WHEREAS, each financial institution identified on the signature pages hereto as a “New Bank” (each, a “New Bank”) has agreed severally, on the terms and conditions set forth herein, to provide a portion of the Extended Commitment Increase equal to the amount set forth on Schedule 1 hereto opposite such New Bank’s name under the heading “Extended Commitments” and to become an “Extending Bank” for all purposes under the Amended Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement or in the Extended Credit Agreement, as the context shall require, has the meaning assigned to such term in the Existing Credit Agreement or in the Extended Credit Agreement, as applicable. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Amendment” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Extended Credit Agreement.
Section 2. Amended Terms and Amendment Effective Date Transactions.
(a) Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended pages of the Existing Credit Agreement attached hereto as Exhibit A and the Banks party hereto authorize the Administrative Agent and the Borrower to prepare a conformed copy of the Extended Credit Agreement that includes the changes contained in, and consistent with, the amended pages attached as Exhibit A.
(b) On the Amendment Effective Date, the Commitment of each Existing Bank that is an Extending Bank will be converted into an Extended Commitment under the Extended Credit Agreement (and if applicable, immediately after giving effect to such conversion, the Commitment of such Extending Bank will be increased), so that the aggregate Commitment of such Extending Bank under the Extended Credit Agreement shall equal the amount set forth opposite such Extending Bank’s name on Schedule 1 hereto under the heading “Extended Commitments”.
(c) With effect from the Amendment Effective Date, each Person identified in the signature pages hereof as a “New Bank” shall (i) become party to the Extended Credit Agreement as a “Bank” (ii) have an aggregate Commitment under the Extended Credit Agreement equal to the amount set forth opposite such New Bank’s name on Schedule 1 hereto under the heading “Extended Commitments” and (iii) have all of the rights and obligations of a “Bank” under the Extended Credit Agreement and the other Credit Documentation.
Section 3. Representations of Borrower. The Borrower represents and warrants, as of the date hereof, that:

(a) the representations and warranties of the Borrower set forth in Article IV of the Extended Credit Agreement will be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date);
(b) no Default has occurred and is continuing under the Existing Credit Agreement on and as of the Amendment Effective Date;
(c) the Borrower has the corporate power and authority to execute, deliver and perform its obligations under this Amendment and under the Extended Credit Agreement to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment and the Extended Credit Agreement. The Borrower has duly executed and delivered this Amendment Agreement, and this Amendment and the Extended Credit Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought by proceeding in equity or at law);
(d) no material authorization, consent, approval or license of, or declaration, filing or registration with or exemption by, any Governmental Authority, body or agency is required in connection with the execution, delivery and performance by the Borrower of this Amendment. The Banks acknowledge that the Borrower may file this Amendment with the Securities and Exchange Commission after the Amendment Effective Date;
(e) the execution, delivery and performance of this Amendment and the Extended Credit Agreement, the borrowings contemplated hereunder and the use of the proceeds thereof will not (i) contravene any provision of any material law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority to which the Borrower is subject, (ii) require any consent under, or violate or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a material default under, or give rise to any right to accelerate or to require the prepayment, repurchase of redemption of any obligation under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of the Extended Credit Agreement or any material indenture, mortgage, deed of trust, other credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Borrower is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents), as applicable, of the Borrower;
Section 4. Governing Law. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Amendment against the Borrower or its properties in the courts of any jurisdiction.
(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 Extended Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
Section 5. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 7 Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received the following documents or other items, each dated the Amendment Effective Date unless otherwise indicated:
(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party), including receipt of consent from (i) each Extending Bank and (ii) the Required Banks under the Existing Credit Agreement;

(b) receipt by the Administrative Agent of an opinion of the General Counsel of the Borrower, substantially in the form of Exhibit F to the Existing Credit Agreement, provided that an enforceability opinion under New York law, that is reasonably acceptable to the Administrative Agent, shall be furnished by the Borrower’s New York counsel, O’Melveny & Myers LLP, subject to customary assumptions, qualifications and limitations;
(c) receipt by the Administrative Agent of a certificate signed by any one of the Chief Financial Officer, the Chief Executive Officer, the Treasurer, an Assistant Secretary-Treasurer, the Controller or the Vice President, Capital Markets Funding of the Borrower to the effect that the conditions set forth in clauses (c) through (g), inclusive, of Section 3.03 of the Extended Credit Agreement have been satisfied as of the Amendment Effective Date and, in the case of clauses (c), (e) and (g), setting forth in reasonable detail the calculations required to establish such compliance;
(d) receipt by the Administrative Agent, with a copy for each Bank, of a certificate of an officer of the Borrower acceptable to the Administrative Agent stating that all consents, authorizations, notices and filings required or advisable in connection with this Amendment are in full force and effect, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it;
(e) receipt by the Administrative Agent and the Syndication Agent (or their respective assigns) and by each Bank Party of all fees required to be paid in the respective amounts heretofore mutually agreed, and all expenses for which invoices have been presented, on or before the Amendment Effective Date;
(f) receipt by the Administrative Agent and the Banks of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act (Title III of Pub. L. 107-56; and
(g) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Amendment, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.
The Administrative Agent shall promptly notify the Borrower and the Bank Parties of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ J. Andrew Don
Name: J. Andrew Don Title: Senior Vice President and Treasurer
[Signature Page to Amendment No. 1 – 2017]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Initial Issuing Bank

By:	/s/ Bridget Killacket
Name: Bridget Killacket Title: Vice President

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF OCTOBER 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☐	The undersigned is a Bank with an existing Commitment and consents to this Amendment with respect to the full amount of its existing Commitment.

☐	The undersigned Bank with an existing Commitment consents to this Amendment with respect to its existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☒	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $37,500,000.

The Bank of Nova Scotia, as Bank

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

The Bank of Toky-Mitsubishi UFJ, Ltd., as Bank

By:	/s/ Robert J. MacFarlane
Name: Robert J. MacFarlane
Title: Vice President

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF OCTOBER 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☐	The undersigned is a Bank with an existing Commitment and consents to this Amendment with respect to the full amount of its existing Commitment.

☐	The undersigned Bank with an existing Commitment consents to this Amendment with respect to its existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☒	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $25,000,000.

COMPASS BANK, as Bank

By:	/s/ Michael Dixon
Name: Michael Dixon
Title: Vice President

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

JPMorgan Chase Bank, N.A., as Bank

By:	/s/ Bridget Killackey
Name: Bridget Killackey
Title: Vice President

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☐	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☒	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $10,000,000.00.

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

KeyBank National Association, as Bank

By:	/s/ Lawrence A. Mack
Name: Lawrence A. Mack
Title: Executive Vice President

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

Mizuho Corporate Bank (USA), as Bank

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☐	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☒	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $15,125,000.

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

PNC Bank, as Bank

By:	/s/ Nancy Rosal Bonnell
Name: Nancy Rosal Bonnell
Title: Vice President

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☐	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☒	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $35 million.

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

Royal Bank of Canada, as Bank

By:	/s/ Kyle E. Hoffman
Name: Kyle E. Hoffman
Title: Authorized Signatory

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

THE ROYAL BANK OF SCOTLAND PLC, as Bank

By:	/s/ Emily Freedman
Name: Emily Freedman
Title: Vice President

[Signature Page to Amendment No. 1 – 2017]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

U.S. Bank N.A., as Bank

By:	/s/ Eric G. Cosgrove
Name: Eric G. Cosgrove
Title: Vice President

[Signature Page to Amendment No. 1 – 2017]

SCHEDULE 1
EXTENDED COMMITMENTS

Extending Banks	Commitment
JPMorgan Chase Bank, N.A.	$120,000,000.00
The Royal Bank of Scotland plc	$120,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$120,000,000.00
KeyBank National Association	$130,000,000.00
Royal Bank of Canada	$155,000,000.00
Mizuho Corporate Bank, (USA)	$100,000,000.00
U.S. Bank N.A	$85,000,000.00
PNC Bank, National Association	$65,000,000.00
New Banks
The Bank of Nova Scotia	$37,500,000.00
Compass Bank	$25,000,000.00
Total:	$957,500,000.00

Exhibit 1

COMPOSITE COPY
REFLECTING AMENDMENT NO. 1
DATED MARCH 28, 2013
REVOLVING CREDIT AGREEMENT
dated as of
October 21, 2011
among
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
THE BANKS LISTED HEREIN,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Initial Issuing Bank,
THE ROYAL BANK OF SCOTLAND PLC,
as Syndication Agent,
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
KEYBANK NATIONAL ASSOCIATION,
and
ROYAL BANK OF CANADA
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,
RBS SECURITIES INC.,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
KEYBANK NATIONAL ASSOCIATION,
and

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Accounting Terms and Determinations	20
Section 1.03. Types of Borrowings	20
Section 1.04. Letter of Credit	~~20~~21

ARTICLE 2
THE CREDITS

Section 2.01. Commitments to Lend and Issue Letters of Credit	21
Section 2.02. Notice of Committed Borrowings	23
Section 2.03. Money Market Borrowings	~~23~~24
Section 2.04. Notice to Banks; Funding of Loans	27
Section 2.05. Notes	28
Section 2.06. Maturity of Loans	29
Section 2.07. Interest Rates	29
Section 2.08. Method of Electing Interest Rates	31
Section 2.09. Fees	33
Section 2.10. Optional Termination or Reduction of Commitments	34
Section 2.11. Mandatory Termination of Commitments	~~34~~35
Section 2.12. Optional Prepayments	~~34~~35
Section 2.13. General Provisions as to Payments	35
Section 2.14. Funding Losses	36
Section 2.15. Computation of Interest and Fees	36
Section 2.16. Taxes	36
Section 2.17. Increase of Commitments	40
Section 2.18. Replacement of Banks	~~41~~42
Section 2.19. Defaulting Banks	43
Section 2.20. Issuance of Letters of Credit; Drawings and Reimbursements; Auto-Extension Letters of Credit; Funding of Participations.	~~45~~46

ARTICLE 3
CONDITIONS

Section 3.01. Effectiveness	~~54~~55
Section 3.02. Prior Credit Agreement	~~55~~56
Section 3.03. Borrowings and L/C Credit Extensions	56

i

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01. Corporate Existence, Power and Authority	57
Section 4.02. Financial Statements	58
Section 4.03. Litigation	59
Section 4.04. Governmental Authorizations	59
Section 4.05. Members’ Subordinated Certificates	59
Section 4.06. No Violation of Agreements	59
Section 4.07. No Event of Default under the Indentures	60
Section 4.08. Compliance with ERISA	60
Section 4.09. Compliance with Other Laws	~~60~~61
Section 4.10. Tax Status	~~60~~61
Section 4.11. Investment Company Act	61
Section 4.12. Disclosure	61
Section 4.13. Subsidiaries	61
Section 4.14. Environmental Matters	61

ARTICLE 5
COVENANTS

Section 5.01. Corporate Existence	62
Section 5.02. Disposition of Assets, Merger, Character of Business, etc	62
Section 5.03. Financial Information	62
Section 5.04. Default Certificates	64
Section 5.05. Notice of Litigation and Defaults	64
Section 5.06. ERISA	~~64~~65
Section 5.07. Payment of Charges	65
Section 5.08. Inspection of Books and Assets	~~65~~66
Section 5.09. Indebtedness	~~65~~66
Section 5.10. Liens	~~66~~67
Section 5.11. Maintenance of Insurance	67
Section 5.12. Subsidiaries and Joint Ventures	~~67~~68
Section 5.13. Minimum TIER	~~68~~69
Section 5.14. Retirement of Patronage Capital	~~68~~69
Section 5.15. Use of Proceeds	~~68~~69

ARTICLE 6
DEFAULTS

Section 6.01. Events of Default	69
Section 6.02. Actions In Respect Of Letters Of Credit Upon Default	~~71~~72
Section 6.03. Notice of Default	72

ii

ARTICLE 7
THE ADMINISTRATIVE AGENT

Section 7.01. Appointment and Authorization	72
Section 7.02. Administrative Agent and Affiliates	72
Section 7.03. Action by Administrative Agent	72
Section 7.04. Consultation with Experts	~~72~~73
Section 7.05. Liability of Administrative Agent	~~72~~73
Section 7.06. Indemnification	73
Section 7.07. Credit Decision	~~73~~74
Section 7.08. Successor Administrative Agent	74
Section 7.09. Co-Documentation Agents, Syndication Agent and Co-Lead Arrangers Not Liable	74

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair	~~74~~75
Section 8.02. Illegality	75
Section 8.03. Increased Cost and Reduced Return	76
Section 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans	78

ARTICLE 9
MISCELLANEOUS

Section 9.01. Notices	~~78~~79
Section 9.02. No Waivers	80
Section 9.03. Expenses; Documentary Taxes; Indemnification	80
Section 9.04. Sharing of Set-offs	81
Section 9.05. Amendments and Waivers	81
Section 9.06. Successors and Assigns	~~82~~83
Section 9.07. Collateral	85
Section 9.08. Governing Law	85
Section 9.09. Counterparts; Integration	~~85~~86
Section 9.10. Several Obligations	~~85~~86
Section 9.11. Severability	86
Section 9.12. Confidentiality	86
Section 9.13. WAIVER OF JURY TRIAL	~~86~~87
Section 9.14. USA Patriot Act	~~86~~87
Section 9.15. ICC Transactions	87

iii

REVOLVING CREDIT AGREEMENT
REVOLVING CREDIT AGREEMENT dated as of October 21, 2011, among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, as Borrower, the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Initial Issuing Bank for the Letters of Credit issued or to be issued pursuant to this Agreement, THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., KEYBANK NATIONAL ASSOCIATION and ROYAL BANK OF CANADA, as Co-Documentation Agents.
The parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. The following terms, as used herein, have the following meanings:
“1994 Indenture” means the Indenture dated as of February 15, 1994 and as amended as of September 16, 1994 between the Borrower and U.S. Bank National Association, as trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower.
“2007 Indenture” means the Indenture dated as of October 25, 2007 between the Borrower and U.S. Bank National Association, as trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower.
“2013 Amendment” means that certain Amendment No. 1 to this Agreement dated as of March 28, 2013, among the Borrower and the Banks party thereto.
“2013 Fee Letter” means that certain Fee Letter dated February 21, 2013 among the Borrower, the Administrative Agent and the Syndication Agent.
“Absolute Rate Auction” means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.
“Adjusted London Interbank Offered Rate” has the meaning set forth in Section 2.07(b).

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.
“Administrative Questionnaire” means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.
“Agreement” means this Revolving Credit Agreement, as the same may be amended from time to time.
“Amendment Effective Date” means the “Amendment Effective Date” as such term is defined in the 2013 Amendment.
“Applicable Law” means, with respect to any Person, any and all laws, statutes, regulations, rules, orders, injunctions, decrees, judgments, writs determinations or awards having the force or effect of binding such Person at law and issued by any Governmental Authority, applicable to such Person, including all Environmental Laws.
“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.
“ASC 815” means Accounting Standards Codification No. 815 Derivatives and Hedging, as amended from time to time (or any successor provision thereto).
“ASC 830” means Accounting Standards Codification No. 830 Foreign Currency Matters, as amended from time to time (or any successor provision thereto).
“Assignee” has the meaning set forth in Section 9.06(c).
“Auto-Extension Letter of Credit” has the meaning specified in
Section 2.20(a)(iii).
“Back-Up Letter of Credit” has the meaning set forth in Section
2.01(b).
“Bank” means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a

2

Association, and RBC Capital Markets, 1 each in their capacity as co-lead arranger and joint bookrunner.
“Commitment” means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the Commitment Schedule hereto and (ii) with respect to any Assignee that becomes a Bank pursuant to Section 9.06(c), the amount of the transferor Bank’s Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may from time to time be reduced pursuant to Sections 2.10 and 2.11; provided that, if the context so requires, the term “Commitment” means the obligation of a Bank to make loans pursuant to Section 2.01(a) and purchase participations in L/C Obligations up to, in the aggregate, such amount to the Borrower hereunder.
“Committed Borrowing” means a Borrowing under Section 2.01(a).
“Committed Loan” means a Revolving Loan; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Committed Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
“Commitment Termination Date” means October 21, ~~2016~~2017 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.
“Consolidated Entity” means at any date any Subsidiary, and any other entity the accounts of which would be combined or consolidated with those of the Borrower in its combined or consolidated financial statements if such statements were prepared as of such date.
“Credit Documentation” has the meaning set forth in Section 9.15.
“Credit Exposure” means with respect to any Bank at any time, (i) the aggregate principal amount of the Loans outstanding and (ii) the Outstanding Amount of all L/C Obligations (with the aggregate amount of each Bank’s participation in L/C Obligations deemed “held” by such Bank for purposes of this definition).
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both (as
1	RBC Capital Markets is the global brand name for the corporate and investment banking business of Royal Bank of Canada and its affiliates.

5

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit to be issued hereunder by any Issuing Bank in the form from time to time in use by such Issuing Bank.
“Letter of Credit Expiration Date” means the day that is five Domestic Business Days prior to the Commitment Termination Date.
“Letter of Credit Fee” has the meaning specified in Section 2.09(c).
“Letter of Credit Sublimit” means $100,000,000. The Letter of Credit Sublimit is part of , and not in addition to, the aggregate Commitments.
“Letters of Credit” means letters of credit issued by any Issuing Bank pursuant to Section 2.01(b).
“LIBOR Auction” means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Lien Exception Amount” means $7,500,000,000 plus an amount equal to the incremental increase in the allocated amount of REDLG Obligations from the Amendment Effective Date; provided that the Lien Exception Amount shall at no time exceed $10,000,000,000.
“Loan” means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan and “Loans” means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

maximum amount is then in effect under such Letter of Credit) (the “Fronting Fee”). The Fronting Fee shall be computed on a quarterly basis in arrears on the basis of the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day), as pro-rated for any partial quarter, as applicable, and shall be due and payable on each January 1, April 1, July 1 and October 1, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall, with respect to all Letters of Credit issued at its request, pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(e) Amendment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Bank on the Amendment Effective Date the upfront fees required to be paid on such date, as set forth in the 2013 Fee Letter.
Section 2.10. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days’ notice to the Administrative Agent (which notice the Administrative Agent will promptly deliver to the Banks), (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.
Section 2.11. Mandatory Termination of Commitments. The Commitments shall terminate on the Commitment Termination Date.
Section 2.12. Optional Prepayments. (a) Subject in the case of Euro- Dollar Loans to Section 2.14, the Borrower may (i) on any Domestic Business Day, upon notice to the Administrative Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or (ii) upon at least three Euro-Dollar Business Days’ notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).
(b) Except as provided in Section 2.12(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

(c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.
Section 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans or L/C Obligations and of fees hereunder, not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank Party its ratable share of each such payment received by the Administrative Agent for the account of the Bank Parties. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro- Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Bank Parties hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, cause to be distributed to each Bank Party on such due date an amount equal to the amount then due such Bank Party. If and to the extent that the Borrower shall not have so made such payment, each Bank Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank Party together with interest thereon, for each day from the date such amount is distributed to such Bank Party until the date such Bank Party repays such amount to the Administrative Agent, at the Federal Funds Rate.
Section 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert outstanding on a pro rata basis (based on the Commitments of the Banks after giving effect to the changes made pursuant to this Section 2.17 on such date) from all the Banks or (y) to the creation of a new Commitment of one or more institutions not then a Bank hereunder; provided that (i) such institution becomes a party to this Agreement as a Bank by execution and delivery to the Borrower and the Administrative Agent of counterparts of this Agreement, (ii) the Commitment Schedule shall be amended to reflect the Commitment of such new Bank, (iii) if requested by such new Bank, the Borrower shall issue a Note to such new Bank in conformity with the provisions of Section 2.05, (iv) if any Committed Loans are outstanding at the time of the creation of such Commitment of such Bank, the Borrower will, notwithstanding anything to the contrary contained in this Agreement, on the date of the creation of such Commitment, incur and repay or prepay one or more Committed Loans from the Banks in such amounts so that after giving effect thereto the Committed Loans shall be outstanding on a pro rata basis (based on the Commitments of the Banks after giving effect to the changes made pursuant to this Section 2.17 on such date) from all the Banks and (v) if such institution is neither a banking institution nor an affiliate of a Bank, such institution must be consented to by the Administrative Agent. The date on which the conditions set forth in this paragraph are satisfied is the “Increased Amount Date” and each such Bank providing an Incremental Commitment, an “Incremental Bank”.
(c) On any Increased Amount Date on which any Incremental Commitments are effective, subject to the satisfaction of the foregoing conditions, each Incremental Bank shall become a Bank hereunder with respect to its Incremental Commitment and the Incremental Loans made pursuant thereto.
(d) The Administrative Agent shall notify the Banks promptly upon receipt of the Borrower’s notice of the Increased Amount Date and in respect thereof of Incremental Commitments and the Incremental Banks.
(e) The terms and provisions of the Incremental Commitments and any Borrowing in respect of such Incremental Commitments shall be, except as otherwise set forth herein, identical to the Commitments on the Effective Date and any other Loans made under this Agreement.
(f) It is understood that any increase in the amount of the Commitments pursuant to this Section 2.17 shall not constitute an amendment of this Agreement or the Notes and that no Bank shall have any obligation to participate in such increase except in its absolute and sole discretion.
Section 2.18. Replacement of Banks. (a) If (i) any Bank requests payment of, or the Borrower is otherwise required to pay to any Bank, any amount pursuant to Section 8.01(b) or Section 8.03, (ii) any Bank becomes a Defaulting Bank or (iii) any Bank notifies the Administrative Agent pursuant to Section 8.02 of its inability to make, maintain or fund Euro-Dollar Loans, then the Borrower may, at its sole expense and effort, upon notice to such Bank and

(including any consent to any amendment, waiver or other modification pursuant to Section 9.05); provided, however, that this clause (iii) shall not (subject to Section 9.05) apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification specifically requiring the consent of such Bank or each Bank affected thereby (and in circumstances where the consent of “all Banks” is required, such Defaulting Bank’s vote shall not be included except (A) such Defaulting Bank’s Commitment may not be increased or extended without its consent and (B) the principal amount of, or interest or fees payable on, Loans or L/C Borrowings may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Bank without such Defaulting Bank’s consent); and
(iv) if any L/C ~~Obligations~~Obligation exists at the time such Bank becomes a Defaulting Bank then:
(A) provided that no Default or Event of Default exists, all or any part of such Defaulting Bank’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall be reallocated among the non-Defaulting Banks in accordance with their respective Pro Rata Shares but only to the extent the aggregate principal amount of Revolving Loans of all non-Defaulting Bank’s plus such Defaulting Bank’s Pro Rata Share of the Outstanding Amount of all L/C Obligations do not exceed the total of all non- Defaulting Banks’ Commitments;
(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one Domestic Business Day following notice by the Administrative Agent Cash Collateralize for the benefit of the Issuing Bank such Defaulting Bank’s Pro Rata Share of the Outstanding Amount of all L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.20(e)(i) for so long as such L/C Obligations are outstanding;
(C) if the Borrower Cash Collateralizes any portion of such Defaulting Bank’s L/C Obligations pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.09(c) with respect to such L/C Obligations during the period such Defaulting Bank’s L/C Obligations are Cash Collateralized;
(D) if the L/C Obligations of the non-Defaulting Banks are reallocated pursuant to clause (A) above, then the fees pledge such assets to an extent greater than 150% of the aggregate principal amount of such Indebtedness), (iii) of current taxes not delinquent or a security for taxes being contested in good faith, (iv) other than in favor of the PBGC, created by or resulting from any legal proceedings (including legal proceedings instituted by the Borrower or any Subsidiary) which are being contested in good faith by appropriate proceedings, including appeals of judgments as to which a stay of execution shall have been issued, and adequate reserves shall have been established, (v) created by the Borrower to secure Guarantees by the Borrower of Indebtedness, the interest on which is excludable from the gross income of the recipient thereof for Federal income tax purposes as provided in Section 103(a) of the Internal Revenue Code or Section 103(a) of the Internal Revenue Code of 1954, as amended, (x) of a Member which is a state or political subdivision thereof or (y) of a state or political subdivision thereof incurred to benefit a Member for one of the purposes provided in Section 142(a)(2), (4), (5), (6), (8), (9), (10) or (12) of the Internal Revenue Code or Section 103(b)(4)(D), (E), (F), (G), (H) or (J) of the Internal Revenue Code of 1954, as amended, (vi) granted by any Subsidiary to the Borrower, (vii) REDLG Program Liens securing REDLG Obligations with respect to government Guarantees of Indebtedness of the Borrower and (viii) on any such Indebtedness granted by the Borrower to secure any borrowings, which borrowings are on terms (except as to terms of interest, premium, if any, and amortization) not materially more disadvantageous to the Borrower’s unsecured creditors than the borrowings under any Indenture (it being understood that the Borrower can not pledge such assets to an extent greater than 150% of the aggregate principal amount of such Indebtedness); provided that Liens incurred in reliance on clauses (ii), (vii) and (viii) of this Section 5.10 shall not secure amounts exceeding ~~$7,500,000,000 in~~ the ~~aggregate~~ Lien Exception Amount at any one time outstanding.
Section 5.11. Maintenance of Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance in such amounts, on such forms and with such companies as is necessary or appropriate for its business.
Section 5.12. Subsidiaries and Joint Ventures. The Borrower will not permit (a) the sum of (i) the amount of Indebtedness owing to the Borrower by all of its Subsidiaries and Joint Ventures plus (ii) the amount paid by the Borrower in respect of the stock, obligations or securities of or any other interest in such Subsidiaries and Joint Ventures plus (iii) any capital contributions by the Borrower to such Subsidiaries and Joint Ventures (the amounts referred to in paragraphs (i) through (iii), the “Investments”) plus (iv) the amount of assets (excluding Foreclosed Assets) otherwise sold or transferred by the Borrower to such Subsidiaries and Joint Ventures (other than sales at fair market value) minus (v) any Start-up Investments minus (vi) any Investment made in cash by the Borrower in any Special Purpose Subsidiary (up to a maximum amount not to exceed the lesser of (x) the amount necessary to provide such Special Purpose Subsidiary with sufficient working capital to

(b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.
ARTICLE 9
MISCELLANEOUS
Section 9.01. Notices. (a) All notices, requests, directions, consents, approvals and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party (subject to subparagraph (b) below): (w) in the case of the Borrower:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, Virginia 20166
Attn: Capital Markets Relations
Phone: (703) 467-7402
Fax: (703) 467-5178
Email: BankingRelations@nrucfc.coop
with a copy to:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, Virginia 20166
Attn: General Counsel
Phone: (703) 467-7404
Fax: (703) 467-5651
(x) in the case of the Administrative Agent:
JPMorgan Chase Bank, N.A.
~~1111 Fannin St., 10th Floor~~
500 Stanton Christiana Road, Ops 2, Floor 03
~~Houston~~Newark, ~~TX 77002~~DE 19713
Attn: ~~Leslie Hill~~Ido Yehuda
Fax: ~~713~~302-~~427~~634-~~6307~~1911
Telephone: ~~713~~302-~~750~~634-~~2318~~1417
with a copy to:
JPMorgan Chase Bank, N.A.
383 Madison Ave, 24th Floor
New York, NY 10079
Attn: Bridget Killackey
Fax: 212-270-3308

or from a regulatory authority or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, auditors, counsel and other professional advisors, and its employees, officers and directors, and to other Bank Parties (it being understood that such Persons shall be informed of the confidential nature of such information and instructed to keep it confidential), (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Bank Parties and the Borrower or any of its Subsidiaries and affiliates, (d) right to provide such information to Participants, prospective Participants to which sales of participating interests are permitted pursuant to Section 9.06(b) and prospective Assignees to which assignments of interests are permitted pursuant to Section 9.06(c) if such Participant, prospective Participant or prospective Assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a “Bank” party hereto, and (e) right to disclose Confidential Information to its affiliates if such affiliate agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section. Notwithstanding the foregoing, any such information supplied to a Bank Party, Participant, prospective Participant or prospective Assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge other than as a result of a breach of this Section by such Person.
Section 9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.14. USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.
Section 9.15. ICC Transactions. Notwithstanding anything to the contrary set forth in this Agreement (without limiting the terms of the penultimate sentence of this Section 9.15), including the 2013 Amendment, or in any of the Notes or other instruments or documents that have been or are in the future executed or delivered pursuant to, or that otherwise relate to, this Agreement, including the 2013 Amendment, or to any Committed Borrowings or Loans hereunder (all of the foregoing, collectively with this Agreement, the “Credit Documentation”), (a) to the extent necessary under the Credit Documentation, the Banks hereby consent to, and waive any Default, Event of Default or other breach, violation, default or noncompliance with the provisions

COMMITMENT SCHEDULE

Institution	Commitment
JPMorgan Chase Bank, N.A.		$120,000,000.00
The Royal Bank of Scotland plc		$120,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		$120,000,000.00
KeyBank National Association	$	~~120,000,000.00~~130,000,000.00
Royal Bank of Canada	$	~~120,000,000.00~~155,000,000.00
Mizuho Corporate Bank, (USA)		$100,000,000.00
U.S. Bank ~~National Association~~N.A	$	~~85,000,000~~85,000,000.00
PNC Bank, ~~N.A.~~National Association	$	~~49,875,000~~65,000,000.00
The Bank of Nova Scotia		$37,500,000.00
~~Total~~Compass Bank	$	~~834,875,000~~25,000,000.00
Total:		$957,500,000.00
Commitment Schedule

PRICING SCHEDULE
The “Euro-Dollar Margin”, the “Base Rate Margin” and the “Facility Fee Rate” for the Borrower at any date are the respective percentages set forth below in the applicable row and column based upon the Status of the Borrower that exists on such date.

Status	Level I	Level II	Level III	Level IV	Level V
Euro-Dollar Margin~~:~~	~~0.8150~~0.6900%	~~.92500.800~~0%	~~1.02500.90~~00%	~~1.12501.00~~00%	~~1.22501.10~~00%
Base Rate Margin	0%	0%	~~0.0250~~0%	~~0.1250~~0%	~~0.22500.10~~00%
Facility Fee Rate~~:~~	0.0600%	0.0750%	0.1000%	0.1250%	0.1500%
For purposes of this Pricing Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Pricing Schedule:
“Level I Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated AA- or higher by S&P or Aa3 or higher by Moody’s.
“Level II Status” exists at any date if, at such date, (i) the Borrower’s senior unsecured long-term debt is rated A+ or higher by S&P or A1 or higher by Moody’s, and (ii) Level I Status does not exist.
“Level III Status” exists at any date if, at such date, (i) the Borrower’s senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody’s, and (ii) Level II Status does not exist.
“Level IV Status” exists at any date if, at such date, (i) the Borrower’s senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody’s, and (ii) Level III Status does not exist.
“Level V Status” exists at any date if, at such date, no other Status applies.
“Moody’s” means Moody’s Investors Services, Inc.
“Rating Agencies” means each of S&P and Moody’s.
“S&P” means Standard & Poor’s Rating Services.
“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.
The credit ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement (the “Borrower’s Unsecured Long-Term Debt”), and any ratings assigned to any other debt security of the Borrower shall be disregarded; provided that if at any date there is no such rating assigned by a particular Rating Agency, such Rating Agency’s rating of the Borrower’s Unsecured Long-Term Debt shall be deemed to be one notch
Pricing Schedule

below such Rating Agency’s rating of the senior secured debt of the Borrower at such date. In the event that the two assigned ratings differ, then the higher rating assigned to the Borrower’s Unsecured Long-Term Debt (after giving effect to the proviso in the first sentence of this paragraph) shall be used if the ratings assigned differ by only one rating (e.g., A+/A2 results in Level II Status). In the event the two assigned ratings differ by more than one rating, the rating below the highest rating shall be used (e.g., A+/A3 results in Level III Status).

Pricing Schedule